LEHMAN BROTHERS Structured Finance Group	LEHMAN BROTHERS	October 18th, 2006

New Issue

(Part I of II)

$510,562,000 (Approximate)

Aegis Asset Backed Securities Trust 2006-1

Issuer

Aegis Asset Backed Securities Corporation

Depositor

Aegis REIT Corporation

Seller

October 18, 2006

Disclaimer

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 3

$510,562,000 (Approximate)

CLASS	INITIAL CLASS PRINCIPAL AMOUNT ($)(1)	COUPON	WAL (YRS) (CALL(2) / MATURITY)	PAYMENT WINDOW (CALL(2) / MATURITY)	PAYMENT DELAY	INTEREST ACCRUAL	EXPECTED FINAL MATURITY(2)	STATED FINAL MATURITY DATE(4)	EXPECTED RATINGS (MOODY’S / S&P)

A1	179,833,000	LIBOR + [ ](3)	1.00 / 1.00	1-21 / 1-21	0	Actual/360	July 2008	January 2037	Aaa/AAA
A2	183,920,000	LIBOR + [ ](3)	2.85 / 2.85	21-71 / 21-71	0	Actual/360	September 2012	January 2037	Aaa/AAA
A3	44,959,000	LIBOR + [ ](3)	7.05 / 8.90	71-88 / 71-200	0	Actual/360	February 2014	January 2037	Aaa/AAA
M1	20,475,000	LIBOR + [ ](3)	5.04 / 5.58	43-88 / 43-169	0	Actual/360	February 2014	January 2037	Aa1/AA+
M2	18,375,000	LIBOR + [ ](3)	4.97 / 5.49	41-88 / 41-162	0	Actual/360	February 2014	January 2037	Aa2/AA
M3	10,763,000	LIBOR + [ ](3)	4.93 / 5.43	40-88 / 40-154	0	Actual/360	February 2014	January 2037	Aa3/AA-
M4	9,712,000	LIBOR + [ ](3)	4.91 / 5.40	40-88 / 40-149	0	Actual/360	February 2014	January 2037	A1/A+
M5	9,188,000	LIBOR + [ ](3)	4.89 / 5.35	39-88 / 39-143	0	Actual/360	February 2014	January 2037	A2/A
M6	8,400,000	LIBOR + [ ](3)	4.89 / 5.31	38-88 / 38-136	0	Actual/360	February 2014	January 2037	A3/A-
M7	7,875,000	LIBOR + [ ](3)	4.87 / 5.25	38-88 / 38-129	0	Actual/360	February 2014	January 2037	Baa1/A-
M8	7,087,000	LIBOR + [ ](3)	4.87 / 5.19	38-88 / 38-120	0	Actual/360	February 2014	January 2037	Baa2/BBB+
M9	4,725,000	LIBOR + [ ](3)	4.86 / 5.10	37-88 / 37-111	0	Actual/360	February 2014	January 2037	Baa3/BBB
M10	5,250,000	LIBOR + [ ](3)	4.85 / 4.98	37-88 / 37-103	0	Actual/360	February 2014	January 2037	Ba1/BBB-

Total:	$510,562,000

(1)	Subject to a permitted variance of +/- 5%.
(2)	100% Prepayment Assumption:

Fixed Rate Mortgage Loans:	4.6% CPR in month 1 of the life of the loan, building to 23.0% CPR by month 12 23.0% CPR on and after month 12
Adjustable Rate Mortgage Loans:	5.0% CPR in month 1 of the life of the loan, building to 27.0% by month 12 27.0% CPR for months 13-23 60.0% CPR for months 24-27 30.0% CPR for months 28+

The Expected Final Maturity assumes the 10% clean-up call is exercised.

(3)

On the first Payment Date on which the Aggregate Collateral Balance of the Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Cut-off Date Balance, the holder of the ownership certificate (or the Servicer, if the holder of the ownership certificate does not do so) will have the option to purchase the remaining Mortgage Loans from the Issuing Entity (provided the Class N Notes have been paid in full). If the 10% clean-up call option is exercised, on the following Payment Date the Issuing Entity will be terminated resulting in a mandatory redemption of the Notes. If such option is not exercised, the margins for the Senior Notes will double and the margins for the Subordinate Notes will increase to 1.5x their initial margins. The coupon will equal the least of (a) One-Month LIBOR plus the related margin and (b) the Available Funds Cap and (c) 12%.

(4)	Reflects the scheduled maturity date of the Offered Notes, which is the second payment date after the date of the last scheduled payment of the latest maturing mortgage loan.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 4

Summary of Terms

Title of the Notes

Aegis Asset Backed Securities Trust 2006-1, consisting of:

Class A1, Class A2 and Class A3 Notes (collectively, the “Senior Notes”).

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes (collectively, the “Subordinate Notes”).

Collectively, the Senior Notes and the Subordinate Notes are referred to as the “Offered Notes”.

In addition, one or more classes of Class N Notes (the “Class N Notes”) will be issued, which are not offered hereby. The Class N Notes, together with the Offered Notes, are referred to as the “Notes.”

Lead-Underwriter	Lehman Brothers Inc.

Co-Underwriters	Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, and UBS Securities LLC.

Issuing Entity	Aegis Asset Backed Securities Trust 2006-1.

Depositor	Aegis Asset Backed Securities Corporation.

Sponsor and Subservicer	Aegis Mortgage Corporation. The Subservicer has a subprime mortgage servicer rating of “Average” from S&P.

Seller	Aegis REIT Corporation.

Master Servicer and Administrator	Wells Fargo Bank, N.A.

Indenture Trustee and Custodian	Deutsche Bank National Trust Company.

Servicer

Ocwen Loan Servicing, LLC (“Ocwen”). Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by S&P and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Owner Trustee	Wilmington Trust Company.

Rating Agencies	Moody’s and S&P.

Swap Counterparty	Bear Stearns Financial Products Inc.

Cap Counterparty	Bear Stearns Financial Products Inc.

Expected Pricing Date	On or about October 23, 2006.

Expected Closing Date	October 30, 2006.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 5

Cut-off Date	October 1, 2006.

Payment Dates

Payment of principal and interest on the Offered Notes will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in November 2006. The first Payment Date will be November 27, 2006.

Delay Days	The Offered Notes will have 0 days delay.

Day Count	The Offered Notes will accrue interest on an Actual/360 basis.

Denominations	Minimum $100,000; increments $1 in excess thereof for the Offered Notes.

Accrued Interest	The Offered Notes will settle flat.

Accrual Period

The “Accrual Period” with respect to the Offered Notes is the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date.

Due Period	The period from the 2nd day of the immediately preceding calendar month through the 1st day of the current calendar month.

Registration	The Offered Notes will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Status	The Offered Notes are anticipated to be treated as debt, for Federal income tax purposes, and an opinion will be delivered to that effect from counsel to the Depositor.

ERISA Eligibility	The Offered Notes are expected to be ERISA eligible, subject to limitations set forth in the final prospectus supplement.

SMMEA Eligibility	The Offered Notes are not expected to be SMMEA eligible.

Mortgage Loans

As of October 1, 2006, the mortgage pool consists of 2,876 fully amortizing and balloon fixed rate and adjustable rate mortgage loans with an aggregate principal balance of approximately $525,000,409, the principal balance of the mortgage loans range from $15,954 to $852,030, and secured by first and second liens on primarily 1 - 4 family properties. On the Closing Date, these mortgage loans are expected to be delivered to the Issuing Entity (the “Mortgage Loans”). Approximately 85.10% of the Mortgage Loans are subject to prepayment fees and approximately 15.01% of the Mortgage Loans require borrower payments of interest only during their first 5 years.

For collateral statistics please see Part II of the Aegis 2006-1 term sheet.

Cut-off Date Balance	The Cut-off Date Balance will be approximately $525,000,409.

Repurchase or Substitution of Mortgage Loans

The Seller will have the option following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan to (1) cure that breach (2) repurchase the affected mortgage loan or (3) in certain circumstances, substitute another mortgage loan.

In addition, the holder of the ownership certificate will have the right to purchase any mortgage loan that becomes 90 or more days delinquent.

Aggregate Collateral Balance

As of any date of determination (other than the Closing Date) will be equal to the aggregate of the scheduled principal balances of the Mortgage Loans as of such date. The aggregate Collateral Balance on Closing Date shall be equal to the Cut-off Date Balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 6

Optional Redemption

On and after the first Payment Date on which the Aggregate Collateral Balance of the Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Cut-off Date Balance, the holder of the ownership certificate (or the Servicer, if the holder of the ownership certificate does not do so) will have the option to purchase the remaining Mortgage Loans from the Issuing Entity (provided the Class N Notes have been paid in full). If such option is exercised, the Issuing Entity will be terminated resulting in a mandatory redemption of the Notes. If the holder of the ownership certificate has not exercised its optional redemption right on the first Payment Date such right can be exercised, then on each subsequent Payment Date, the margins for each class of the Senior Notes will double and the margins for each class of the Subordinate Notes will be multiplied by 1.5 their initial margins.

Class Principal Amount

For any Class of Offered Notes as of any Payment Date will be its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that Class in respect of principal prior to such Payment Date.

Servicing Fee	50 basis points per annum (0.50%) on the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicer and Administrator Fee	0.40 basis points per annum (0.0040%) on the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period.

Owner Trustee Fee	$3,000 per annum.

Interest Rate

The Interest Rate on each Class of Offered Notes is equal to the least of (i) one-month LIBOR plus the respective margin for such Note, (ii) the Available Funds Cap and (iii) the Fixed Rate Cap. The Interest Rate for the first Payment Date for such Offered Notes will equal one-month LIBOR plus the respective margin for such Note.

Available Funds Cap

For any Payment Date and for any Class of Offered Notes, (a) the aggregate of Interest Remittance Amount for the Mortgage Loans divided by (b) the product of (i) the sum of the Class Principal Amounts for each Class of Offered Notes before taking into account any payments of principal on that Payment Date and reduced by the Total Principal Deficiency Amount and (ii) (A) the actual number of days in the related Accrual Period, divided by (B) 360.

Interest Remittance Amount

For any Payment Date, (a) the sum of (i) the amount of all interest received in respect of the Mortgage Loans with respect to the related Due Period (ii) any net swap receipts paid by the Swap Counterparty in respect of the Swap Agreement and (iii) any cap receipts paid by the Cap Counterparty in respect of the Cap Agreement, less (b) the sum of (i) the Servicing Fee and the Master Servicer and Administrator Fee, (ii) all non-recoverable advances relating to interest and (iii) any fees and expenses of the Custodian with respect to the Mortgage Loans to the extent not paid by the Seller or its affiliates, and (iv) any expenses due to the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Custodian or the Administrator, (v) any net swap payment and, in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement, any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement and (vi) any other fees and expenses payable from amounts on deposit in the collection account or any of the custodial accounts.

Fixed Rate Cap	As to any Payment Date (other than the first Payment Date), a per annum rate equal to 12%.

Accrued Note Interest

The interest accrued during the related Accrual Period at the applicable Interest Rate on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Subordinate Notes and for any Payment Date, Accrued Note Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Cap), if any, for such class and Payment Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 7

Deferred Interest

For any class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available Funds Cap) during the related Accrual Period on the principal deficiency amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class determined without regard to the Available Funds Cap.

Basis Risk Shortfall

For any Class of Offered Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Accrued Note Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Cap over (ii) the actual amount of Accrued Note Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such Class, determined without regard to the Available Funds Cap.

Swap Agreement

The Issuing Entity will include a swap agreement for the benefit of the Offered Notes (the “Swap Agreement”). Under the Swap Agreement, on each Payment Date commencing in November 2006 and ending on the Payment Date in October 2011, the Issuing Entity will be obligated to pay an amount equal to a fixed rate of 5.2115% per annum on the swap notional amount to the Swap Counterparty based on a 30/360 day count convention, and the Issuing Entity will be entitled to receive an amount equal to One-Month LIBOR on the swap notional amount from the Swap Counterparty based on an actual/360 day count convention. Only the net amount of the two obligations above will be paid by the appropriate party (net swap payment).

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 8

Swap Notional Balance

Payment Period	Swap Notional Balance ($)	Payment Period	Swap Notional Balance ($)

1	509,250,000	32	130,950,052
2	505,152,648	33	124,968,279
3	500,104,338	34	118,991,940
4	493,343,381	35	111,917,393
5	483,114,225	36	105,073,507
6	471,321,741	37	98,650,568
7	457,381,942	38	92,639,779
8	440,884,878	39	87,002,803
9	422,390,095	40	81,858,844
10	401,324,389	41	77,168,165
11	378,352,967	42	72,875,104
12	356,704,109	43	68,844,963
13	337,011,632	44	65,074,106
14	320,182,675	45	61,521,322
15	305,046,485	46	58,152,318
16	290,601,187	47	54,951,962
17	277,571,894	48	51,918,121
18	265,894,244	49	48,995,271
19	255,006,519	50	46,184,482
20	244,244,287	51	43,453,544
21	233,535,615	52	40,845,125
22	222,963,435	53	38,347,660
23	209,925,525	54	35,956,071
24	195,624,814	55	33,664,447
25	183,899,077	56	31,471,120
26	174,333,315	57	29,378,147
27	166,215,657	58	27,389,865
28	158,444,392	59	25,511,759
29	150,960,847	60	23,727,552
30	143,809,563
31	137,159,105

Interest Rate Cap Agreement

The Issuing Entity will include an interest rate cap agreement for the benefit of the Offered Notes (the “Interest Rate Cap Agreement”). Under the Interest Rate Cap Agreement, on each Payment Date starting with the Payment Date in December 2006 and ending with the Payment Date in October 2011, the Issuing Entity will be entitled to receive payments equal to the product of (a) the Cap Notional Balance for that Distribution Date, (b) the excess of (i) One-Month LIBOR for such determination date over (ii) 5.35%, and (c) the actual number of days in the related interest rate cap accrual period divided by 360.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 9

Cap Notional Balance

The Cap Notional Balance with regard to any Payment Date is equal to the lesser of (a) the Stated Cap Notional Balance and (b) the excess, if any, of (i) the aggregate Class Principal Amount of the Offered Notes, over (ii) the related Swap Notional Balance.

Payment Period	Stated Cap Notional Balance ($)	Payment Period	Stated Cap Notional Balance ($)

1	0	32	73,183,894
2	2,244,087	33	72,585,767
3	1,219,565	34	72,269,025
4	1,118,173	35	73,354,999
5	3,704,691	36	74,450,633
6	7,078,655	37	72,630,420
7	12,712,272	38	70,625,274
8	20,364,431	39	68,664,699
9	29,309,064	40	66,605,266
10	40,149,178	41	64,464,011
11	52,252,881	42	62,296,268
12	62,428,573	43	37,503,492
13	70,082,317	44	36,787,846
14	74,964,002	45	36,043,129
15	77,692,710	46	35,295,683
16	79,345,959	47	34,553,024
17	79,235,919	48	33,810,022
18	77,450,621	49	33,116,031
19	74,698,863	50	32,462,120
20	92,092,436	51	31,874,338
21	90,749,974	52	31,303,874
22	89,717,438	53	30,756,411
23	91,614,330	54	30,231,414
24	94,811,018	55	29,729,929
25	92,014,087	56	29,245,268
26	88,515,179	57	28,741,710
27	84,349,845	58	28,179,827
28	80,607,442	59	27,547,104
29	77,283,635	60	26,843,239
30	74,459,189
31	73,886,502

Credit Enhancement	Consists of the following: 1. Monthly Excess Cashflow; 2. Overcollateralization Amount; and 3. Subordination.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 10

Overcollateralization Amount

The Overcollateralization Amount with respect to any Payment Date will be the amount by which the Aggregate Collateral Balance exceeds the aggregate Class Principal Amount after giving effect to payments on such Payment Date on the Offered Notes. The Overcollateralization Amount as of the Closing Date will equal the Targeted Overcollateralization Amount.

Targeted Overcollateralization Amount

Prior to the Stepdown Date, equal to 2.75% of the Cut-off Date Balance. On or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 5.50% of the Aggregate Collateral Balance as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due period, to the extent received or advanced, and unscheduled collections of principal due during the related Prepayment Period) and (y) 0.50% of the Cut-off Date Balance or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding distribution date.

Overcollateralization Release Amount

With respect to any Payment Date, an amount equal to the lesser of (a) the aggregate of the principal funds for such Payment Date and (b) the amount, if any, by which (i) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the principal funds for such date is applied to reduce the outstanding aggregate Class Principal Amount of the Offered Notes) exceeds (ii) the Targeted Overcollateralization Amount for such date.

Overcollateralization Deficiency Amount	With respect to any Payment Date the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

Initial Credit Support:

Class	Rating (M/S)	Initial Credit Support(1)

A	Aaa/AAA	22.15%
M1	Aa1/AA+	18.25%
M2	Aa2/AA	14.75%
M3	Aa3/AA-	12.70%
M4	A1/A+	10.85%
M5	A2/A	9.10%
M6	A3/A-	7.50%
M7	Baa1/A-	6.00%
M8	Baa2/BBB+	4.65%
M9	Baa3/BBB	3.75%
M10	Ba1/BBB-	2.75%
(1)	The Initial Credit Support includes the initial Overcollateralization Amount of 2.75%.

Stepdown Date

The earlier of (i) the first Payment Date following the payment date on which the aggregate Class Principal Amount of the Senior Notes has been reduced to zero and (ii) the later to occur of (1) the Payment Date in November 2009 or (2) the first Payment Date on which the aggregate Class Principal Amount of the Senior Notes (after giving effect to payments of the principal funds amount for such Payment Date) is less than or equal to 44.30% of the Aggregate Collateral Balance of the Mortgage Loans as of the end of the immediately preceding Due Period.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 11

Senior Enhancement Percentage

The Senior Enhancement Percentage with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the amount, if any, by which (1) the sum of the aggregate Class Principal Amount of the Offered Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) exceeds (2) the Total Principal Deficiency Amount, in each case after giving effect to payments on such Payment Date, and the denominator of which is the Aggregate Collateral Balance for such Payment Date.

Trigger Event	A Trigger Event is in effect with respect to any Payment Date if (a) a Delinquency Event has occurred for such Payment Date or (b) a Cumulative Loss Trigger Event has occurred for such Payment Date.
Delinquency Event

A Delinquency Event will have occurred with respect to any Payment Date, if the rolling three month average delinquency rate as of the last day of the immediately preceding calendar month equals or exceeds 36.00% of the Senior Enhancement Percentage for such Payment Date.

Cumulative Loss Trigger Event

A Cumulative Loss Trigger Event will have occurred with respect to any Payment Date beginning in November 2008 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of realized losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related collection period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Payment Date:

Distribution Date	Percentage

25 – 36	1.55% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
37 – 48	3.50% for the first month, plus an additional 1/12th of 2.05% for each month thereafter
49 – 60	5.55% for the first month, plus an additional 1/12th of 1.65% for each month thereafter
61 – 72	7.20% for the first month, plus an additional 1/12th of 0.90% for each month thereafter
73 – 84	8.10% for the first month, plus an additional 1/12th of 0.10% for each month thereafter
85+	8.20%

Senior Principal Payment Amount

For any Payment Date, an amount equal to the lesser of (a) the principal payment amount and (b) the amount, if any, by which (i) the aggregate Class Principal Amount of the Senior Notes immediately prior that the Payment Date exceeds (ii) the Senior Target Amount.

Senior Target Amount

For any Payment Date, an amount equal to the lesser of (a) the product of (i) 55.70% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

Total Principal Deficiency Amount

The Total Principal Deficiency Amount with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the Offered Notes after giving effect to payments on such Payment Date over the Aggregate Collateral Balance as of the last day of the related collection period.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 12

M1 Principal Payment Amount

For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Senior Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (b) the M1 Target Amount.

M1 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 63.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M1 Principal Deficiency Amount

The M1 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

M2 Principal Payment Amount

For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Senior Notes and Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date exceeds (b) the M2 Target Amount.

M2 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 70.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M2 Principal Deficiency Amount

The M2 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

M3 Principal Payment Amount

For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds (b) the M3 Target Amount.

M3 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 74.60% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 13

M3 Principal Deficiency Amount

The M3 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

M4 Principal Payment Amount

For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (b) the M4 Target Amount.

M4 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 78.30% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M4 Principal Deficiency Amount

The M4 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

M5 Principal Payment Amount

For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (b) the M5 Target Amount.

M5 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 81.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M5 Principal Deficiency Amount

The M5 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

M6 Principal Payment Amount

For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (b) the M6 Target Amount.

M6 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 85.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 14

M6 Principal Deficiency Amount

The M6 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

M7 Principal Payment Amount

For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (b) the M7 Target Amount.

M7 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 88.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M7 Principal Deficiency Amount

The M7 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

M8 Principal Payment Amount

For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date exceeds (b) the M8 Target Amount.

M8 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 90.70% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M8 Principal Deficiency Amount

The M8 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

M9 Principal Payment Amount

For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date exceeds (b) the M9 Target Amount.

M9 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 92.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 15

M9 Principal Deficiency Amount

The M9 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the M10 Principal Deficiency Amount in each case for that Payment Date and (b) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date.

M10 Principal Payment Amount

For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 Notes and Class M9 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date exceeds (b) the M10 Target Amount.

M10 Target Amount

For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately 94.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M10 Principal Deficiency Amount

The M10 Principal Deficiency Amount with respect to any Payment Date will be the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 16

Interest Payment Priority

(A)	On each Payment Date, the Interest Remittance Amount for such date will be paid in the following order of priority:
i)

to the Swap Counterparty any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)	pro-rata, to the Class A1, Class A2 and Class A3 Notes, Accrued Note Interest thereon for such Payment Date;
(B)	On each Payment Date, the aggregate of any remaining Interest Remittance Amount will be paid in the following order of priority:
i)

Accrued Note Interest to the Class M1 Notes, then Accrued Note Interest to the Class M2 Notes, then Accrued Note Interest to the Class M3 Notes, then Accrued Note Interest to the Class M4 Notes, then Accrued Note Interest to the Class M5 Notes, then Accrued Note Interest to the Class M6 Notes, then Accrued Note Interest to the Class M7 Notes, then Accrued Note Interest to the Class M8 Notes, Accrued Note Interest to the Class M9 Notes and then Accrued Note Interest to the Class M10 Notes;

ii)	to the Indenture Trustee previously unreimbursed extraordinary costs to the extent provided in the Transfer and Servicing Agreement; and
iii)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 17

Principal Payment Priority

On each Payment Date, the principal payment amount for the Mortgage Loans and for each Payment Date is required to be paid as follows until the principal payment amount has been fully paid:

I.	On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect.
i)

to the Swap Counterparty, to the extent not previously paid under “Interest Payment Priority” above, any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

sequentially to the Class A1 Notes, Class A2 Notes and Class A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis (based on the Class Principal Amounts), to the Class A1 Notes, Class A2 Notes and Class A3 Notes; until the Class Principal Amount of each such class has been reduced to zero;

iii)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes in that order, until the Class Principal Amount of each such class has been reduced to zero; and

iv)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.
II.	On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect.
i)

to the Swap Counterparty, to the extent not previously paid under “Interest Payment Priority” above, any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

sequentially, to the Class A1 Notes, Class A2 Notes and Class A3 Notes, in that order, an amount equal to the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class or classes has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made on a pro-rata basis (based on the Class Principal Amounts), to the Class A1 Notes, Class A2 Notes and Class A3 Notes;

iii)

to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (ii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

iv)

to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (ii) and (iii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

v)

to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

vi)

to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv) and (v) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

vii)

to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 18

viii)

to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

ix)

to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

x)

to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

xi)

to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

xii)

to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) (x) and (xi) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero; and

xiii)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 19

Monthly Excess Cashflow Payment Priority

The monthly excess interest for any Payment Date and the Aggregate Overcollateralization Release Amount for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the following order of priority, as applicable:

I.	On each Payment Date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect.
(A)	Up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:
i)

sequentially, after giving effect to the previous principal payments on such Payment Date, to the Class A1 Notes, Class A2 Notes and Class A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis (based on Class Principal Amounts), to the Class A1 Notes, Class A2 Notes and Class A3 Notes;

ii)

sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(B)	to the extent of any Basis Risk Shortfall, to the payment of such amount to the Notes,
i.	concurrently, pro rata, to the Senior Notes, any applicable Basis Risk Shortfall for each such Class and such Payment Date; and
ii.	sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order;
(C)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, Deferred Interest, if any for such class, until each class has received its Deferred Interest;

(D)	to pay interest and principal on the Class N Notes until paid to zero;
(E)

to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is the defaulting party or the sole affected party under the terms of the Swap Agreement; and

(F)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.
II.	On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect.
(A)	Up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:
i)

sequentially, after giving effect to the Class A1 Notes, Class A2 Notes and Class A3 Notes, in that order, an amount equal to the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class or classes has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis, to the Class A1 Notes, Class A2 Notes and Class A3 Notes;

ii)

sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class equals its respective class Target Amount;

(B)	to the extent of any Basis Risk Shortfall, to the payment of such amount to the Notes,
i.	concurrently, pro rata, to the Senior Notes, any applicable Basis Risk Shortfall for each such Class and such Payment Date; and
ii.	sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order;

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 20

(C)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, Deferred Interest, if any for such class, until each class has received its Deferred Interest;

(D)	to pay interest and then principal on the Class N Notes until paid to zero;
(E)

to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is defaulting party or the sole affected party under the terms of the Swap Agreement; and

(F)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 21

Hypothetical Available Funds Cap Table

Senior and Subordinate Notes

Payment Period	Available Funds Cap (%) (1)(2)	Available Funds Cap (%) (1)(3)	Payment Period	Available Funds Cap (%) (1)(2)	Available Funds Cap (%) (1)(3)

1	9.351%	23.993%	31	9.559%	23.312%
2	7.946%	22.626%	32	9.365%	23.055%
3	7.862%	22.484%	33	9.584%	23.222%
4	7.863%	22.428%	34	9.387%	22.975%
5	8.147%	22.655%	35	9.397%	22.958%
6	7.864%	22.315%	36	10.421%	24.283%
7	7.956%	22.378%	37	10.219%	23.828%
8	7.862%	22.262%	38	10.287%	23.412%
9	7.961%	22.339%	39	10.030%	22.880%
10	7.859%	22.217%	40	10.020%	22.616%
11	7.857%	22.195%	41	10.830%	23.234%
12	7.970%	22.291%	42	10.206%	22.690%
13	7.856%	22.132%	43	10.469%	20.732%
14	7.980%	22.204%	44	10.194%	20.276%
15	7.860%	22.001%	45	10.454%	20.408%
16	7.863%	21.894%	46	10.175%	19.954%
17	8.139%	22.030%	47	10.166%	19.797%
18	7.871%	21.593%	48	10.432%	20.195%
19	8.012%	21.539%	49	10.149%	19.745%
20	7.881%	22.046%	50	10.418%	19.904%
21	8.027%	22.048%	51	10.131%	19.444%
22	7.892%	21.771%	52	10.122%	19.296%
23	7.933%	21.685%	53	11.022%	20.166%
24	9.171%	23.231%	54	10.104%	19.248%
25	9.001%	23.184%	55	10.381%	19.443%
26	9.199%	23.538%	56	10.086%	18.976%
27	9.028%	23.517%	57	10.367%	19.164%
28	9.038%	23.276%	58	10.068%	18.685%
29	9.668%	23.660%	59	10.064%	18.534%
30	9.344%	23.162%	60	10.360%	18.715%

Assumptions

(1)

For any Payment Date and for any Class of Offered Notes, (a) the aggregate of Interest Remittance Amount for the Mortgage Loans divided by (b) the product of (i) the sum of the Class Principal Amounts for each Class of Offered Notes before taking into account any payments of principal on that Payment Date and reduced by the Total Principal Deficiency Amount and (ii) (A) the actual number of days in the related Accrual Period, divided by (B) 360.

(2)	Assumes no losses, 10% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 month LIBOR and 6 month LIBOR remain constant at 5.32% and 5.40%, respectively.
(3)	Assumes no losses, 10% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 month LIBOR and 6 month LIBOR remain constant at 20%, respectively.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 22

Bond Sensitivity Tables (to 10% Call)

Class A1
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	15.07	1.60	1.22	1.00	0.85	0.75
MDR (yr)	9.72	1.50	1.16	0.96	0.82	0.72
Prin Window (mos)	1 - 269	1 - 35	1 - 25	1 - 21	1 - 18	1 - 15
Class A2
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	26.55	5.96	3.95	2.85	2.06	1.78
MDR (yr)	13.70	4.90	3.45	2.58	1.92	1.68
Prin Window (mos)	269 - 359	35 - 146	25 - 97	21 - 71	18 - 34	15 - 26
Class A3
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	29.90	14.38	9.62	7.05	4.96	2.43
MDR (yr)	14.28	9.73	7.34	5.75	4.25	2.24
Prin Window (mos)	359 - 359	146 - 179	97 - 120	71 - 88	34 - 68	26 - 33
Class M1
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	9.79	6.51	5.04	4.97	4.33
MDR (yr)	13.98	7.21	5.26	4.29	4.28	3.79
Prin Window (mos)	310 - 359	57 - 179	37 - 120	43 - 88	53 - 68	33 - 53
Class M2
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	9.79	6.51	4.97	4.55	4.40
MDR (yr)	13.95	7.21	5.26	4.23	3.95	3.84
Prin Window (mos)	310 - 359	57 - 179	37 - 120	41 - 88	47 - 68	52 - 53
Class M3
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	9.79	6.51	4.93	4.36	4.15
MDR (yr)	13.90	7.19	5.25	4.19	3.80	3.65
Prin Window (mos)	310 - 359	57 - 179	37 - 120	40 - 88	45 - 68	47 - 53
Class M4
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	9.79	6.51	4.91	4.26	3.91
MDR (yr)	13.78	7.16	5.24	4.17	3.71	3.45
Prin Window (mos)	310 - 359	57 - 179	37 - 120	40 - 88	43 - 68	44 - 53

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 23

Class M5
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.89	4.18	3.74
MDR (yr)	13.71	7.15	5.23	4.15	3.65	3.31
Prin Window (mos)	310 - 359	57 - 179	37 - 120	39 - 88	42 - 68	41 - 53
Class M6
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.89	4.13	3.62
MDR (yr)	13.61	7.12	5.22	4.13	3.60	3.21
Prin Window (mos)	310 - 359	57 - 179	37 - 120	38 - 88	41 - 68	40 - 53
Class M7
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.87	4.08	3.52
MDR (yr)	12.63	6.87	5.08	4.03	3.50	3.09
Prin Window (mos)	310 - 359	57 - 179	37 - 120	38 - 88	40 - 68	38 - 53
Class M8
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.87	4.04	3.46
MDR (yr)	11.82	6.65	4.96	3.96	3.41	2.99
Prin Window (mos)	310 - 359	57 - 179	37 - 120	38 - 88	39 - 68	37 - 53
Class M9
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.86	4.02	3.41
MDR (yr)	11.51	6.53	4.88	3.89	3.35	2.92
Prin Window (mos)	310 - 359	57 - 179	37 - 120	37 - 88	38 - 68	36 - 53
Class M10
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150%PPA

WAL (yr)	28.89	9.79	6.51	4.85	4.00	3.37
MDR (yr)	10.14	6.04	4.55	3.64	3.16	2.75
Prin Window (mos)	310 - 359	57 - 179	37 - 120	37 - 88	38 - 68	35 - 53

Assumptions

The Class M8, Class M9 and Class M10 Notes are run at a price of 99.38988, 95.44907, and 79.98399, respectively.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 24

Bond Sensitivity Tables (to Maturity)

Class A1
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	15.07	1.60	1.22	1.00	0.85	0.75
MDR (yr)	9.72	1.50	1.16	0.96	0.82	0.72
Prin Window (mos)	1 - 269	1 - 35	1 - 25	1 - 21	1 - 18	1 - 15
Class A2
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	26.55	5.96	3.95	2.85	2.06	1.78
MDR (yr)	13.70	4.90	3.45	2.58	1.92	1.68
Prin Window (mos)	269 - 359	35 - 146	25 - 97	21 - 71	18 - 34	15 - 26
Class A3
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	29.90	17.47	12.06	8.90	6.40	2.43
MDR (yr)	14.28	10.81	8.50	6.81	5.18	2.24
Prin Window (mos)	359 - 359	146 - 337	97 - 262	71 - 200	34 - 157	26 - 33
Class M1
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.70	7.22	5.58	5.39	6.97
MDR (yr)	13.98	7.54	5.61	4.60	4.55	5.63
Prin Window (mos)	310 - 359	57 - 307	37 - 226	43 - 169	53 - 132	33 - 126
Class M2
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.68	7.20	5.49	4.95	5.04
MDR (yr)	13.95	7.52	5.59	4.53	4.22	4.31
Prin Window (mos)	310 - 359	57 - 299	37 - 217	41 - 162	47 - 126	52 - 101
Class M3
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.66	7.17	5.43	4.74	4.46
MDR (yr)	13.90	7.50	5.58	4.49	4.05	3.87
Prin Window (mos)	310 - 359	57 - 288	37 - 207	40 - 154	45 - 120	47 - 95
Class M4
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.63	7.15	5.40	4.63	4.21
MDR (yr)	13.78	7.46	5.55	4.45	3.96	3.67
Prin Window (mos)	310 - 359	57 - 281	37 - 200	40 - 149	43 - 115	44 - 92

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 25

Class M5
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.59	7.12	5.35	4.54	4.03
MDR (yr)	13.71	7.43	5.53	4.41	3.88	3.52
Prin Window (mos)	310 - 359	57 - 272	37 - 192	39 - 143	42 - 111	41 - 88
Class M6
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.54	7.08	5.31	4.46	3.89
MDR (yr)	13.61	7.39	5.50	4.38	3.81	3.41
Prin Window (mos)	310 - 359	57 - 262	37 - 183	38 - 136	41 - 105	40 - 83
Class M7
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.47	7.02	5.25	4.38	3.76
MDR (yr)	12.63	7.10	5.32	4.25	3.69	3.26
Prin Window (mos)	310 - 359	57 - 251	37 - 174	38 - 129	40 - 100	38 - 79
Class M8
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.37	6.94	5.19	4.29	3.66
MDR (yr)	11.82	6.82	5.15	4.13	3.56	3.13
Prin Window (mos)	310 - 359	57 - 237	37 - 163	38 - 120	39 - 93	37 - 73
Class M9
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.23	6.83	5.10	4.20	3.55
MDR (yr)	11.51	6.66	5.02	4.01	3.46	3.02
Prin Window (mos)	310 - 359	57 - 220	37 - 150	37 - 111	38 - 85	36 - 67
Class M10
Prepay Speed	0% PPA	50% PPA	75% PPA	100% PPA	125% PPA	150% PPA

WAL (yr)	28.89	10.03	6.68	4.98	4.09	3.45
MDR (yr)	10.14	6.08	4.60	3.69	3.20	2.79
Prin Window (mos)	310 - 359	57 - 206	37 - 140	37 - 103	38 - 79	35 - 62

Assumptions

The Class M8, Class M9 and Class M10 Notes are run at a price of 99.38988, 95.44907, and 79.98399, respectively.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 26

Breakeven CDR Table

The table below displays the Constant Default Rate (“CDR”), and the related cumulative collateral loss percentage, that can be sustained without the referenced Class incurring a principal deficiency. Calculations are run to maturity at both static and forward rates. Other assumptions incorporated include: (1) prepayment speed is 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) triggers fail (i.e., no stepdown) and (5) 100% principal and interest advanced:

		STATIC (1)		FWD (2)

	RATING (M/S)	CDR BREAK	CUM LOSS	CDR BREAK	CUM LOSS

Class M1	Aa1/AA+	28.30%	22.03%	28.32%	22.04%
Class M2	Aa2AA	22.35%	19.06%	22.38%	19.07%
Class M3	Aa3/AA-	19.31%	17.31%	19.34%	17.33%
Class M4	A1/A+	16.79%	15.73%	16.82%	15.75%
Class M5	A2/A	14.59%	14.22%	14.62%	14.24%
Class M6	A3/A-	12.68%	12.82%	12.70%	12.83%
Class M7	Baa1/A-	10.89%	11.40%	10.92%	11.43%
Class M8	Baa2/BBB+	9.37%	10.12%	9.39%	10.13%
Class M9	Baa3/BBB	8.46%	9.31%	8.48%	9.33%
Class M10	Ba1/BBB-	7.72%	8.63%	7.76%	8.67%

Assumptions

(1)	Assumes 1 month LIBOR and 6 month LIBOR remain constant at 5.32% and 5.40%, respectively.
(2)	Forward rates are provided on page 27.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 27

Excess Spread Table

The table below displays excess spread. Calculations are run to 10% call at both static and forward rates (see assumptions below). Excess spread means the per annum rate (expressed as a percentage) equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the Mortgage Loans based on the mortgage rates in effect on the related due date (less the sum of (i) the Servicing Fee and (ii) the Master Servicer and Trust Administrator Fee) plus any swap payments received from the Swap Counterparty minus (b) the Accrued Note Interest due on the Notes, the Owner Trustee Fee and net swap payments owed to the Swap Counterparty, divided by (y) the aggregate Class Principal Amount of the Notes as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed of 100% PPC for the mortgage loans, (2) no defaults and no losses:

Period	Excess Spread (%)(Static) (1)	Excess Spread (%) Fwd	1 Month Fwd LIBOR	6 Month Fwd LIBOR

1	3.27%	3.27%	5.3200	5.4070
2	2.37%	2.37%	5.3563	5.3999
3	2.36%	2.36%	5.3741	5.3873
4	2.36%	2.36%	5.3541	5.3649
5	2.40%	2.40%	5.3460	5.3313
6	2.36%	2.36%	5.3321	5.2990
7	2.37%	2.37%	5.2783	5.2627
8	2.35%	2.35%	5.2823	5.2335
9	2.37%	2.38%	5.2428	5.2043
10	2.34%	2.36%	5.1565	5.1828
11	2.33%	2.36%	5.1565	5.1775
12	2.36%	2.40%	5.1192	5.1737
13	2.32%	2.36%	5.1069	5.1778
14	2.36%	2.41%	5.1105	5.1854
15	2.31%	2.36%	5.1168	5.1936
16	2.31%	2.36%	5.1251	5.2013
17	2.42%	2.47%	5.1343	5.2075
18	2.30%	2.36%	5.1435	5.2114
19	2.37%	2.41%	5.1518	5.2119
20	2.30%	2.35%	5.1582	5.2084
21	2.37%	2.42%	5.1619	5.2011
22	2.30%	2.35%	5.1618	5.1907
23	2.34%	2.39%	5.1570	5.1782
24	3.49%	3.55%	5.1467	5.1646
25	3.42%	3.49%	5.1312	5.1513
26	3.49%	3.56%	5.1153	5.1396
27	3.42%	3.50%	5.1008	5.1303
28	3.42%	3.51%	5.0879	5.1235
29	3.67%	3.75%	5.0771	5.1197
30	3.72%	3.72%	5.0686	5.1193
31	3.81%	3.81%	5.0629	5.1226
32	3.73%	3.74%	5.0603	5.1298
33	3.82%	3.83%	5.0611	5.1406

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 28

Period	Excess Spread (%)(Static) (1)	Excess Spread (%)(FWD)	1 Month Fwd LIBOR	6 Month Fwd LIBOR

34	3.73%	3.75%	5.0658	5.1541
35	3.74%	3.75%	5.0746	5.1698
36	4.63%	4.66%	5.0880	5.1867
37	4.57%	4.60%	5.1053	5.2039
38	4.50%	4.53%	5.1233	5.2205
39	4.42%	4.44%	5.1409	5.2361
40	4.41%	4.43%	5.1578	5.2505
41	4.74%	4.75%	5.1739	5.2635
42	4.61%	4.61%	5.1890	5.2748
43	4.73%	4.72%	5.2027	5.2843
44	4.60%	4.59%	5.2149	5.2917
45	4.71%	4.70%	5.2254	5.2974
46	4.59%	4.57%	5.2340	5.3018
47	4.58%	4.55%	5.2405	5.3051
48	4.69%	4.69%	5.2445	5.3079
49	4.56%	4.55%	5.2465	5.3106
50	4.68%	4.67%	5.2484	5.3138
51	4.54%	4.53%	5.2508	5.3175
52	4.53%	4.52%	5.2536	5.3218
53	4.93%	4.92%	5.2569	5.3268
54	4.51%	4.51%	5.2608	5.3323
55	4.64%	4.64%	5.2652	5.3386
56	4.49%	4.48%	5.2703	5.3456
57	4.62%	4.61%	5.2760	5.3531
58	4.47%	4.46%	5.2824	5.3610
59	4.46%	4.45%	5.2896	5.3689
60	4.61%	4.61%	5.2976	5.3767

Assumptions

(1)	Assumes 1 month LIBOR and 6 month LIBOR remain constant at 5.32% and 5.40%, respectively.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 29

FOR ADDITIONAL INFORMATION PLEASE CALL:

LEHMAN BROTHERS INC.

RESIDENTIAL MORTGAGE FINANCE
Diane Rinnovatore	(212) 526-5460
Matt Lewis	(212) 526-7447
Scott Stimpfel	(212) 526-5689
Christopher Mellia	(212) 526-5754
Sam Luk	(212) 526-9637

STRUCTURING
Kalyan Makam	(212) 526-3563

SYNDICATE
Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Paul Tedeschi	(212) 526-9519

TRADING
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315

RATING AGENCIES

MOODY’S
Zhiqin (James) Huang	(212) 553-2935
STANDARD & POOR’S
Julia Clements	(212) 438-7647
Michael Wray	(212) 438-3126
Jeremy Boardman	(212) 438-3789

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS Structured Finance Group	LEHMAN BROTHERS	October 18th, 2006

New Issue

(Part II of II)

$510,562,000 (Approximate)

Aegis Asset Backed Securities Trust 2006-1

Issuer

Aegis Asset Backed Securities Corporation

Depositor

Aegis REIT Corporation

Seller

October 18, 2006

DISCLAIMER

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 2

Collateral Characteristics

Collateral characteristics are listed below as of the Cut-off Date

Aggregate Summary

Total Number of Loans	2,876
Total Outstanding Loan Balance	$525,000,409.15
Average Outstanding Loan Balance	$182,545.34
Fixed Rate Loans	32.40%
Adjustable-Rate Loans	67.60%
Prepayment Penalty Coverage	85.10%
WA Coupon	8.131%
WA Margin*	6.411%
WA Initial Periodic Cap*	2.991%
WA Minimum Rate*	7.985%
WA Original Term (mo.)	356
WA Remaining Term (mo.)	355
WA Original LTV**	79.67%
WA FICO	627
WA DTI	41.99%
First Lien Position	95.04%
Second Lien Position	4.96%
% of Loans with Piggyback Seconds	25.92%
Product Type
2/28 ARM	11.21%
2/28 ARM 40/30 Balloon	18.87%
2/28 ARM Interest Only	6.91%
3/27 ARM	10.32%
3/27 ARM 40/30 Balloon	12.10%
3/27 ARM Interest Only	7.03%
5/25 ARM	0.44%
5/25 ARM 40/30 Balloon	0.73%
Fixed	26.32%
Fixed 40/30 Balloon	5.00%
Fixed Interest Only	1.02%
Fixed Interest Only 30/15 Balloon	0.05%

Prepayment Penalty (years)
No Penalty	14.90%
1.0	10.32%
2.0	31.28%
2.5	0.34%
3.0	43.17%
Geographic Distribution (Other states account individually for less than 5.00% of the Cut-off Date aggregate principal balance)
CA	27.23%
FL	10.62%
AZ	7.60%
NY	6.09%
Largest Zip Code Concentration
Zip Code (City)
85326 (Buckeye, AZ)	0.41%
Occupancy Status
Primary Home	97.44%
Investment	1.75%
Second Home	0.81%
Loan Purpose
Cash Out Refinance	66.90%
Purchase	23.66%
Rate/Term Refinance	9.44%

*	Adjustable-Rate Loans Only
**	With respect to the loans secured by second liens, this was calculated using the combined original LTV

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 3

Aggregate Scheduled Principal Balances

RANGE OF PRINCIPAL BALANCES ($)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

0.01 - 50,000.00	270	$9,438,523.02	1.80%	632	95.17%	11.377%
50,000.01 - 100,000.00	544	42,379,209.60	8.07	615	80.59	9.759
100,000.01 - 150,000.00	601	74,207,494.80	14.13	618	77.74	8.615
150,000.01 - 200,000.00	468	81,555,945.98	15.53	615	77.76	8.063
200,000.01 - 250,000.00	314	69,851,044.66	13.30	625	78.27	7.823
250,000.01 - 300,000.00	242	66,625,241.09	12.69	626	80.00	7.753
300,000.01 - 350,000.00	137	44,195,607.37	8.42	625	79.29	7.626
350,000.01 - 400,000.00	102	38,074,819.22	7.25	633	80.63	7.622
400,000.01 - 450,000.00	66	28,118,367.97	5.36	634	81.30	7.704
450,000.01 - 500,000.00	64	30,469,701.19	5.80	661	80.78	7.847
500,000.01 - 550,000.00	30	15,680,997.28	2.99	650	80.53	7.672
550,000.01 - 600,000.00	16	9,175,757.11	1.75	628	82.13	7.573
600,000.01 - 650,000.00	10	6,336,119.43	1.21	649	79.65	7.238
650,000.01 - 700,000.00	4	2,717,992.02	0.52	671	83.56	7.774
700,000.01 - 750,000.00	4	2,858,530.96	0.54	607	85.48	8.292
750,000.01 >=	4	3,315,057.45	0.63	683	87.18	7.421

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

Minimum:	$15,954.19
Maximum:	$852,029.97
Average:	$182,545.34

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 4

Aggregate Mortgage Rates

RANGE OF MORTGAGE RATES (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

5.501 - 6.000	33	$9,700,424.54	1.85%	689	72.04%	5.927%
6.001 - 6.500	72	20,004,745.46	3.81	667	73.22	6.312
6.501 - 7.000	329	80,726,300.71	15.38	657	75.89	6.811
7.001 - 7.500	329	79,622,663.95	15.17	641	79.96	7.276
7.501 - 8.000	445	96,490,874.83	18.38	627	79.11	7.771
8.001 - 8.500	337	69,040,311.85	13.15	612	80.33	8.274
8.501 - 9.000	373	71,732,065.19	13.66	609	79.95	8.757
9.001 - 9.500	186	29,657,024.45	5.65	591	80.20	9.245
9.501 - 10.000	238	26,660,173.55	5.08	587	82.07	9.783
10.001 - 10.500	102	11,485,149.74	2.19	592	80.74	10.287
10.501 - 11.000	78	6,860,320.23	1.31	590	84.35	10.792
11.001 - 11.500	62	4,474,440.94	0.85	635	89.22	11.389
11.501 - 12.000	59	4,422,007.83	0.84	603	87.71	11.887
12.001 - 12.500	213	13,318,991.39	2.54	633	98.64	12.442
12.501 - 13.000	18	727,444.74	0.14	627	99.53	12.817
13.001 – 13.500	2	77,469.75	0.01	603	100.00	13.402

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

Minimum	5.750%
Maximum:	13.490%
Weighted Average:	8.131%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 5

Aggregate Product Type

LOAN PRODUCT	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

2/28 ARM	339	$58,859,677.68	11.21%	615	79.10%	8.583%
2/28 ARM 40/30 Balloon	379	99,080,257.36	18.87	621	80.48	8.021
2/28 ARM Interest Only	125	36,254,256.59	6.91	645	80.74	7.942
3/27 ARM	322	54,177,531.26	10.32	603	77.31	8.159
3/27 ARM 40/30 Balloon	298	63,524,567.91	12.10	608	80.95	7.783
3/27 ARM Interest Only	125	36,886,899.66	7.03	652	80.34	7.201
5/25 ARM	9	2,319,100.45	0.44	678	75.09	7.056
5/25 ARM 40/30 Balloon	15	3,810,449.52	0.73	661	82.20	7.283
Fixed	1,124	138,203,752.48	26.32	638	79.69	8.622
Fixed 40/30 Balloon	119	26,269,016.24	5.00	642	78.16	7.689
Fixed Interest Only	20	5,346,900.00	1.02	643	76.35	7.368
Fixed Interest Only 30/15 Balloon	1	268,000.00	0.05	664	41.68	7.400

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 6

Aggregate Original Terms*

RANGE OF ORIGINAL TERMS (MONTHS)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

1 – 180	55	$7,970,086.80	1.52%	653	62.78%	7.692%
181 – 240	40	5,398,662.29	1.03	636	74.85	8.331
241 – 360	2781	511,631,660.06	97.45	626	79.98	8.136

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

*	All of the above terms include the interest only period

Minimum:	120
Maximum:	360
Weighted Average:	356

Aggregate Remaining Terms*

RANGE OF REMAINING TERMS (MONTHS)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

1 – 180	55	$7,970,086.80	1.52%	653	62.78%	7.692%
181 – 240	40	5,398,662.29	1.03	636	74.85	8.331
241 – 360	2781	511,631,660.06	97.45	626	79.98	8.136

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

*	All of the above terms include the interest only period

Minimum:	117
Maximum:	360
Weighted Average:	355

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 7

Aggregate Original Loan-to-Value Ratio*

RANGE OF LOAN-TO-VALUE RATIOS (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

0.01 - 10.00	2	$124,956.45	0.02%	557	8.34%	11.150%
10.01 - 20.00	6	448,599.92	0.09	596	16.04	9.183
20.01 - 30.00	12	1,157,611.96	0.22	646	25.48	8.074
30.01 - 40.00	42	5,065,638.76	0.96	629	35.63	7.743
40.01 - 50.00	71	11,093,793.57	2.11	617	46.32	7.858
50.01 - 60.00	122	21,116,791.91	4.02	613	55.40	7.685
60.01 - 70.00	284	52,809,841.22	10.06	607	66.28	7.792
70.01 - 80.00	1090	236,484,041.37	45.04	630	78.72	7.888
80.01 - 90.00	615	130,563,817.92	24.87	620	87.37	8.132
90.01 - 100.00	631	65,999,350.96	12.57	650	96.74	9.470
100.01 - 110.00	1	135,965.11	0.03	650	100.01	12.490

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

*	With respect to the loans secured by second liens, this table was calculated using the Combined Original Loan-to-Value ratio.

Minimum:	7.04%
Maximum:	100.01%
Weighted Average:	79.67%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 8

Aggregate FICO Score

RANGE OF FICO SCORE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

500 – 520	119	$19,425,235.52	3.70%	510	71.15%	9.461%
521 – 540	150	26,382,077.29	5.03	531	72.97	8.793
541 – 560	171	30,304,712.79	5.77	552	75.93	8.614
561 – 580	201	35,923,505.44	6.84	571	76.38	8.526
581 – 600	238	41,284,515.41	7.86	591	80.93	8.291
601 – 620	478	76,663,789.67	14.6	611	81.74	8.122
621 – 640	512	88,284,233.36	16.82	631	82.18	8.205
641 – 660	379	77,524,017.58	14.77	651	81.07	7.873
661 – 680	236	44,852,802.39	8.54	669	79.66	7.744
681 – 700	147	32,954,572.65	6.28	689	80.99	7.643
701 – 720	91	18,670,503.29	3.56	710	81.11	7.535
721 – 740	50	11,383,147.98	2.17	731	82.08	7.717
741 – 760	57	12,751,473.02	2.43	750	79.37	7.498
761 – 780	28	5,921,708.10	1.13	769	73.84	7.294
781 >=	19	2,674,114.66	0.51	795	69.45	7.321

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

Minimum:	500
Maximum:	818
Weighted Average:	627

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 9

Aggregate Loan Purpose

LOAN PURPOSE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

Purchase	800	$124,210,807.26	23.66%	646	83.79%	8.627%
Cash Out Refinance	1802	351,206,447.65	66.90	619	78.21	8.020
Rate/Term Refinance	274	49,583,154.24	9.44	636	79.62	7.681

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

Aggregate Property Type

PROPERTY TYPE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

Single Family	2218	$402,332,664.86	76.63%	626	79.44%	8.097%
PUD	351	64,694,731.57	12.32	623	81.49	8.213
Condo	185	32,147,615.28	6.12	642	82.32	8.378
2-4 Family	105	23,392,545.39	4.46	625	74.70	8.133
Townhouse	17	2,432,852.05	0.46	621	80.76	8.428

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 10

Aggregate States – Top 30

JURISDICTION	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

CA	501	$142,978,453.96	27.23%	644	79.16%	7.782%
FL	311	55,777,594.29	10.62	617	79.76	8.299
AZ	234	39,893,452.04	7.60	620	81.14	8.234
NY	140	31,966,454.82	6.09	627	77.25	8.044
VA	148	25,967,958.24	4.95	617	78.83	7.813
MA	114	24,686,154.31	4.70	624	75.83	8.037
TX	214	21,610,927.13	4.12	624	82.72	8.806
MN	110	20,552,614.04	3.91	623	83.80	8.055
NH	100	16,860,019.82	3.21	631	77.97	7.725
CO	90	12,922,064.73	2.46	623	82.43	8.257
NJ	52	11,209,982.62	2.14	622	75.56	8.602
MD	57	10,660,121.90	2.03	608	75.03	8.349
CT	54	9,505,741.73	1.81	614	75.16	7.870
WA	49	9,481,597.83	1.81	641	80.64	7.788
NV	48	8,878,433.42	1.69	629	79.98	7.966
GA	59	8,625,059.15	1.64	611	82.76	8.835
ME	63	7,934,958.21	1.51	613	76.89	8.224
OH	79	7,718,676.19	1.47	598	82.78	8.760
RI	28	5,756,028.63	1.10	627	79.36	7.504
UT	38	4,993,947.71	0.95	631	83.10	8.566
VT	33	4,877,358.43	0.93	621	78.36	8.428
DE	28	4,594,258.68	0.88	604	83.23	8.248
IL	40	4,587,276.66	0.87	630	80.96	8.712
NC	34	4,070,863.91	0.78	599	83.57	8.982
PA	23	3,064,998.82	0.58	653	78.40	8.045
MI	28	2,949,669.54	0.56	599	87.89	9.414
LA	30	2,935,718.29	0.56	593	79.14	9.192
WI	15	2,765,865.53	0.53	609	85.03	9.126
OR	14	2,707,072.66	0.52	650	83.93	8.388
MO	25	2,662,205.83	0.51	604	84.35	8.860
Other	117	11,804,880.03	2.25	609	82.77	9.096

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 11

Aggregate Documentation Type

DOCUMENTATION TYPE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

Full	1970	$338,996,800.18	64.57%	621	80.13%	7.940%
Stated	834	171,932,505.88	32.75	638	78.73	8.517
Alternate	67	12,507,706.62	2.38	617	80.81	8.072
No Income/No Asset	5	1,563,396.47	0.30	664	72.73	7.773

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

Aggregate Occupancy Type

OCCUPANCY TYPE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

Primary Home	2789	$511,571,339.07	97.44%	626	79.72%	8.117%
Investment	63	9,199,057.50	1.75	666	76.25	8.623
Second Home	24	4,230,012.58	0.81	612	80.38	8.848

Total:	2,876	$525,000,409.15	100.00%	627	79.67%	8.131%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 12

Aggregate Gross Margin*

RANGE OF GROSS MARGIN (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

0.501 - 1.000	1	$142,369.58	0.04%	600	95.00%	9.860%
3.501 - 4.000	10	3,162,817.36	0.89	685	75.81	5.915
4.001 - 4.500	12	2,709,678.08	0.76	657	76.71	6.360
4.501 - 5.000	78	22,988,714.53	6.48	665	78.59	6.493
5.001 - 5.500	158	40,480,686.44	11.41	643	81.16	6.978
5.501 - 6.000	268	64,138,339.13	18.07	632	78.67	7.364
6.001 - 6.500	257	60,342,570.77	17.00	624	79.41	7.820
6.501 - 7.000	292	60,385,425.15	17.01	613	80.42	8.337
7.001 - 7.500	233	47,880,986.46	13.49	605	80.13	8.765
7.501 - 8.000	187	32,534,335.52	9.17	590	80.51	9.228
8.001 - 8.500	88	15,172,222.57	4.27	580	82.00	9.694
8.501 - 9.000	22	4,213,172.57	1.19	585	77.41	10.018
9.001 - 9.500	5	529,508.67	0.15	645	86.92	10.541
9.501 - 10.000	1	231,913.60	0.07	573	84.98	10.800

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

Minimum:	1.000%
Maximum:	9.550%
Weighted Average:	6.411%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 13

Aggregate Initial Periodic Cap*

INITIAL PERIODIC CAP (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

1.000	14	$1,675,864.00	0.47%	594	69.12%	9.064%
3.000	1598	353,236,876.43	99.53	621	79.90	7.980

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

Minimum:	1.000%
Maximum:	3.000%
Weighted Average:	2.991%

Aggregate Periodic Cap*

PERIODIC CAP (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

1.000	1612	$354,912,740.43	100.00%	621	79.85%	7.985%

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

Minimum:	1.000%
Maximum:	1.000%
Weighted Average:	1.000%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 14

Aggregate Maximum Rate*

RANGE OF MAXIMUM RATES (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

11.501 - 12.000	30	$9,056,055.53	2.55%	686	73.62%	5.928%
12.001 - 12.500	46	13,418,746.01	3.78	656	77.34	6.294
12.501 - 13.000	159	43,425,341.02	12.24	647	79.01	6.823
13.001 - 13.500	229	56,560,082.56	15.94	638	80.55	7.272
13.501 - 14.000	296	68,332,404.22	19.25	623	79.85	7.769
14.001 - 14.500	245	52,677,451.88	14.84	612	80.69	8.283
14.501 - 15.000	282	59,516,303.06	16.77	608	80.23	8.752
15.001 - 15.500	137	24,056,841.40	6.78	590	80.36	9.238
15.501 - 16.000	126	19,364,925.22	5.46	578	80.60	9.760
16.001 - 16.500	43	6,192,532.72	1.74	568	77.96	10.247
16.501 - 17.000	11	1,571,745.24	0.44	563	82.29	10.737
17.001 - 17.500	4	340,146.21	0.10	567	80.87	11.278
17.501 - 18.000	2	258,543.71	0.07	578	74.25	11.796
18.001 - 18.500	2	141,621.65	0.04	584	92.50	12.175

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

Minimum:	11.750%
Maximum:	18.210%
Weighted Average:	13.985%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 15

Aggregate Minimum Rate (Floor)*

RANGE OF MINIMUM RATES (%)	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

5.501 - 6.000	30	$9,056,055.53	2.55%	686	73.62%	5.928%
6.001 - 6.500	46	13,418,746.01	3.78	656	77.34	6.294
6.501 - 7.000	159	43,425,341.02	12.24	647	79.01	6.823
7.001 - 7.500	229	56,560,082.56	15.94	638	80.55	7.272
7.501 - 8.000	296	68,332,404.22	19.25	623	79.85	7.769
8.001 - 8.500	245	52,677,451.88	14.84	612	80.69	8.283
8.501 - 9.000	282	59,516,303.06	16.77	608	80.23	8.752
9.001 - 9.500	137	24,056,841.40	6.78	590	80.36	9.238
9.501 - 10.000	126	19,364,925.22	5.46	578	80.60	9.760
10.001 - 10.500	43	6,192,532.72	1.74	568	77.96	10.247
10.501 - 11.000	11	1,571,745.24	0.44	563	82.29	10.737
11.001 - 11.500	4	340,146.21	0.10	567	80.87	11.278
11.501 - 12.000	2	258,543.71	0.07	578	74.25	11.796
12.001 - 12.500	2	141,621.65	0.04	584	92.50	12.175

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

Minimum:	5.750%
Maximum:	12.210%
Weighted Average:	7.985%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 16

Aggregate Next Rate Adjustment Date*

NEXT RATE ADJUSTMENT DATE	MORTGAGE LOANS	PRINCIPAL BALANCE ($)	% OF CUT- OFF DATE PRINCIPAL BALANCE	WA FICO	WA LTV (%)	WA COUPON (%)

2008-02	1	$44,798.11	0.01%	572	69.23%	9.000%
2008-03	1	464,233.30	0.13	779	65.85	8.630
2008-04	1	301,151.82	0.08	645	84.99	8.150
2008-05	9	1,500,359.06	0.42	591	76.52	8.375
2008-06	14	3,498,347.30	0.99	647	79.33	8.082
2008-07	19	5,066,776.71	1.43	620	79.88	8.464
2008-08	53	15,519,316.81	4.37	638	80.19	7.925
2008-09	535	122,943,888.52	34.64	619	79.79	8.123
2008-10	210	44,855,320.00	12.64	628	81.29	8.372
2009-04	1	153,494.17	0.04	511	70.00	9.080
2009-05	7	759,725.17	0.21	586	72.67	8.073
2009-06	11	2,594,226.61	0.73	652	80.20	7.402
2009-07	15	3,031,823.75	0.85	610	79.44	8.194
2009-08	6	1,169,815.35	0.33	620	81.75	8.274
2009-09	488	102,428,513.78	28.86	615	79.01	7.705
2009-10	217	44,451,400.00	12.52	619	80.80	7.911
2011-06	2	602,192.40	0.17	646	83.70	7.089
2011-09	12	3,141,357.57	0.89	667	76.77	7.186
2011-10	10	2,386,000.00	0.67	674	82.05	7.239

Total:	1,612	$354,912,740.43	100.00%	621	79.85%	7.985%

*	Adjustable-Rate Loans Only.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Aegis Asset Backed Securities Trust 2006-1 Page 17

FOR ADDITIONAL INFORMATION PLEASE CALL:

LEHMAN BROTHERS INC.
RESIDENTIAL MORTGAGE FINANCE
Diane Rinnovatore	(212) 526-5460
Matt Lewis	(212) 526-7447
Scott Stimpfel	(212) 526-5689
Christopher Mellia	(212) 526-5754
Samuel Luk	(212) 526-9637

STRUCTURING
Kalyan Makam	(212) 526-3563

SYNDICATE
Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Paul Tedeschi	(212) 526-9519

TRADING
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315

RATING AGENCIES

MOODY’S
Zhiqin (James) Huang	(212) 553-2935
STANDARD & POOR’S
Julia Clements	(212) 438-7647
Michael Wray	(212) 438-3126
Jeremy Boardman	(212) 438-3789

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.